Exhibit 99.3

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: THE PMI GROUP, INC., a Delaware Corporation,[1] Debtor.	) ) ) ) ) ) )	Chapter 11 Case No. 11-13730 (BLS) Docket Ref. No. 882

ORDER CONFIRMING FIRST AMENDED PLAN OF REORGANIZATION

OF THE PMI GROUP, INC. PURSUANT TO CHAPTER 11 OF THE

UNITED STATES BANKRUPTCY CODE

A HEARING HAVING BEEN HELD BY THE COURT on July 18, 19 and 24 2013 (collectively, the “Confirmation Hearing”), to consider confirmation of the First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated June 3, 2013 [Docket No. 882] (the “Plan”),2 proposed by The PMI Group, Inc. (the “Debtor” or, as reorganized pursuant to the Plan, the “Reorganized Debtor”);

IT APPEARING TO THE COURT that the Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the First Amended Plan of Reorganization of The PMI Group, Inc., dated June 3, 2013 [Docket No. 895] (the “Disclosure Statement”) has been previously approved by the Court, pursuant to the Order (A) Approving Disclosure Statement, (B) Establishing the Voting Record Dates, Voting Deadline, and Other Dates; (C) Approving Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Plan; and (D) Approving the Manner and Forms of Notice and Other Related Documents, dated June 5, 2013 [Docket No. 896] (the “Disclosure Statement Order”);

[1]	The last four digits of the Debtor’s federal tax identification number are 9675. The Debtor’s mailing address is P.O. Box 830, Alamo, California 94507 (Attn: David W. Prager).
[2]

Capitalized terms used herein without definition have the meanings provided for in the Plan. In addition, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

IT FURTHER APPEARING TO THE COURT that solicitation and noticing procedures with respect to the Plan have been approved by the Court, pursuant to the Disclosure Statement Order, and that such procedures have been followed as set forth in the Certification of Evan Gershbein With Respect to the Tabulation of Votes on the First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated [July 16, 2013] [Docket No. 978] (the “Gershbein Certification”);

IT FURTHER APPEARING TO THE COURT that the Debtor has filed with the Court the Notice of Filing of Plan Supplement with respect to the First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated July 12, 2013 [Docket No. 972] (the “Plan Supplement”), containing the forms of the New Organizational Documents, a list of the members of the New Board, a list of executory contracts to be assumed or assumed and assigned, and a list of executory contracts and unexpired leases to be rejected pursuant to Section 6.1 of the Plan (all documents contained in the Plan Supplement collectively, the “Plan Documents”);

IT FURTHER APPEARING TO THE COURT that the deadline for casting ballots to accept or reject the Plan has passed and that the results of voting have been certified by Kurtzman Carson Consultants LLC, acting as voting agent, as set forth in the Gershebin Declaration;

IT FURTHER APPEARING TO THE COURT that the United States of America (the “USA”) has filed the United States’ Objection to Confirmation of Debtor’s Chapter 11 Plan (the “USA Objection”) [Docket No. 964], the United States Trustee (the “UST”) has filed the United

States Trustee’s Objection to Confirmation of First Amended Plan of Reorganization of The PMI Group, Inc. (the “UST Objection,” and together with the USA Objection, the “Government Objections”) [Docket No. 966] and informal objections (collectively, the “Class 7 Objections” and collectively with the Government Objections, the “Objections”) have been communicated to the Debtors’ counsel by alleged holders of Equity Interests in Class 7 under the Plan by David Pan, Glen E. Nelson, Shu Sheng Chen, Yuyan Wu and William and Patricia Evans (collectively, the “Class 7 Objectors”) based on their alleged ownership of Equity Interests;

IT FURTHER APPEARING TO THE COURT that (a) the Debtor has filed the Debtor’s (I) Memorandum of Law in Support of First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code; and (II) Reply to Objections, dated July 16, 2013 [Docket No. 980] (the “Confirmation Brief”), and a Declaration of David W. Prager in Support of Confirmation of First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated July 16, 2013 [Docket No. 976] (the “Prager Declaration”), (b) the Official Committee of Unsecured Creditors appointed in this case (the “Creditors’ Committee”) has filed the Memorandum of Law of the Official Committee of Unsecured Creditors of The PMI Group, Inc. in (I) Support of Confirmation of First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code and (II) Reply to Filed Objections [Docket No. 979], and (c) PMI Mortgage Insurance Co. (“MIC”) has filed the Memorandum of PMI Mortgage Insurance Co. in Support of Confirmation of the First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. 981], each of (a) through (c) in support of confirmation of the Plan and in opposition to the Government Objections;

AND IT FURTHER APPEARING TO THE COURT THAT at the Confirmation Hearing each of the Debtor, the Creditors’ Committee, MIC, the USA and the UST presented testimony, evidence and argument of counsel in connection with confirmation of the Plan and at the Confirmation Hearing, after hearing all of the evidence presented and the arguments of counsel, the Court having issued findings of fact and conclusions of law on the record at the Confirmation Hearing, which findings of fact and conclusions of law are incorporated into this Confirmation Order as if written fully herein;3

NOW, THEREFORE, based upon the Court’s review of (a) the Disclosure Statement, (b) the Plan, (c) the Plan Documents, (d) the Confirmation Brief, (e) the Prager Declaration, (f) the Gershbein Declaration, (g) the Objections, (h) the filings of the Creditors’ Committee and MIC, (i) all of the evidence proffered or adduced at, filings in connection with, and arguments of counsel made at, the Confirmation Hearing, and (j) the entire record of the Chapter 11 Case; and after due deliberation thereon and good cause appearing therefor, and for the reasons set forth on the record at the Confirmation Hearing,

IT IS HEREBY FOUND AND DETERMINED THAT:4

A. Jurisdiction; Venue; Core Proceeding. The Court has jurisdiction over the Chapter 11 Case pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated as of February 29, 2012. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L) and the Court may enter a final order consistent with Article III of the United States Constitution.5

[3]	Nothing in this Confirmation Order is intended to, nor shall it, limit the Court’s findings of fact and conclusions of law set forth on the record at the Confirmation Hearing. Any specific reference to the Court’s findings of fact and conclusions of law, including, but not limited to, those set forth in paragraphs JJ through LL hereof, are not intended to, nor shall they, limit the Court’s findings of fact and conclusions of law placed on the record at the Confirmation Hearing, all of which are fully incorporated herein by reference.
[4]	The findings of fact and the conclusions of law stated in this Confirmation Order shall constitute findings of fact and conclusions of law pursuant to Fed. R. Bankr. P. 7052, made applicable to the proceeding by Fed. R. Bankr. P. 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.
[5]	Notwithstanding anything herein, or in the Plan or any other document implementing the Plan to the contrary, nothing in this Confirmation Order or the Plan shall be deemed (i) to provide the Bankruptcy Court with jurisdiction over MIC, the Receiver or MIC’s assets and liabilities or (ii) as consent by MIC to the jurisdiction of the Bankruptcy Court over any matter, including with respect to MIC, its assets or liabilities, any claim by MIC against the Debtor, the Reorganized Debtor or the Creditors’ Committee and/or any claim by the Debtor, Reorganized Debtor or the Creditors’ Committee against MIC, other than as may be necessary to confirm the Plan.

B. Transmittal and Mailing of Solicitation Materials and Notices. The solicitation materials and notices prescribed by the Disclosure Statement Order were served in compliance with the Disclosure Statement Order, and such service was appropriate and sufficient. Supplemental notice of the Confirmation Hearing was provided by publication as required by the Disclosure Statement Order. Appropriate and sufficient notice of the Confirmation Hearing and the other deadlines and matters required to be noticed pursuant to the Disclosure Statement Order was given in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Order, and no other or further notice is or shall be required.

C. Adequacy of Solicitation Procedures. All procedures used to distribute the solicitation materials to the appropriate Creditors entitled to vote on the Plan and to tabulate the ballots returned by Creditors were fair and were conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order. Votes for acceptance or rejection of the Plan were solicited and cast in good faith, and only after transmittal of a disclosure statement containing adequate information, and otherwise in compliance with 11 U.S.C. §§ 1125 and 1126 and Fed. R. Bankr. P. 3017 and 3018.

D. Good Faith Solicitation — 11 U.S.C. § 1125(e). Based on the record before the Court in this Chapter 11 Case, (i) the Debtor is deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125(c) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation, and (ii) the Debtor and all of its respective representatives shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the solicitation of the Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

E. Separate Classes of Claims and Equity Interests. The Plan separately classifies the Claims against and Equity Interests in the Debtor. Certain of the Classes of Claims against and Equity Interests in the Debtor are Impaired under and entitled to vote on the Plan.

F. Impaired Classes that have Voted to Accept or Reject the Plan. Classes 2, 3, 4, 5 and 6 are each Impaired under and entitled to vote on the Plan. As evidenced by the Gershbein Declaration, which certified both the method and results of the voting, all Classes have voted to accept the Plan pursuant to the requirements of 11 U.S.C. §§ 1124 and 1126. Thus, at least one Impaired Class of Claims against the Debtor has voted to accept the Plan.

G. Classes Deemed to Accept Plan. Class 1 is Unimpaired under the Plan. Pursuant to 11 U.S.C. § 1126(f), holders of such Unimpaired Claims are conclusively presumed to have accepted the Plan.

H. Classes Deemed to Reject Plan. Holders of Equity Interests in Class 7 are not entitled to receive or retain any property under the Plan. Pursuant to 11 U.S.C. § 1126(g), such holders are deemed to have rejected the Plan.

I. Debtor Releases, Exculpations and Injunctions. Each of the release, exculpation and injunction provisions set forth in the Plan: (i) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (ii) is an essential means of implementing the Plan pursuant to 11 U.S.C. § 1123(a)(5); (iii) confers material benefits on, and is in the best interests of, the Debtor, its Estate, and Creditors; and (iv) is consistent with 11 U.S.C. §§ 105, 1123 and 1129, and other applicable provisions of the Bankruptcy Code. The record of the Confirmation Hearing and the Chapter 11 Case is sufficient to support the release, exculpation, and injunction provisions contained in the Plan.

J. Third Party Release. The Third Party Release provided for in the Plan is (i) in exchange for the good and valuable consideration provided by the Creditor Releasees, representing a good faith settlement and compromise of the claims released herein; (ii) in the best interests of the Debtor and all holders of Claims and Equity Interests; (iii) fair, equitable, and reasonable; and (iv) approved after due notice and opportunity for hearing.

K. Plan Compliance with Bankruptcy Code — 11 U.S.C. § 1129(a)(1). The Plan complies with the applicable provisions of the Bankruptcy Code as required by 11 U.S.C. § 1129(a)(1), including, without limitation, 11 U.S.C. §§ 1122 and 1123.

(i) Proper Classification — 11 U.S.C. §§ 1122, 1123(a)(1). Aside from Administrative Expense Claims, Priority Tax Claims, Professional Claims, U.S. Trustee Fee Claims and Indenture Trustee Fee Claims, which need not be classified, the Plan designates seven Classes of Claims and Equity Interests against the Debtor. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate among holders of Claims and Equity Interests. Thus, the Plan satisfies 11 U.S.C. §§ 1122 and 1123(a)(1).

(ii) Specify Unimpaired Class — 11 U.S.C. § 1123(a)(2). Section 3.2(c) of the Plan specifies that Class 1 is Unimpaired under the Plan, thereby satisfying 11 U.S.C. § 1123(a)(2).

(iii) Specify Treatment of Impaired Classes — 11 U.S.C. § 1123(a)(3). Sections 3.3(c), 3.4(c), 3.5(c), 3.6(c), 3.7(c) and
3.8(c) of the Plan specify that Classes 2, 3, 4, 5, 6, and 7 are Impaired, and Sections 3.3(b), 3.4(b), 3.5(b), 3.6(b), 3.7(b), and
3.8(b) of the Plan specify the treatment of Claims and Equity Interests in those Classes, thereby satisfying 11 U.S.C.
§ 1123(a)(3).

(iv) No Discrimination — 11 U.S.C. § 1123(a)(4). The Plan provides for the same treatment by the Debtor for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying 11 U.S.C. § 1123(a)(4).

(v) Implementation of Plan — 11 U.S.C. § 1123(a)(5). As set forth in Article V of the Plan, the Plan provides adequate and proper means for its implementation, thereby satisfying 11 U.S.C. § 1123(a)(5).

(vi) Non-Voting Equity Securities — 11 U.S.C. § 1123(a)(6). None of the New Common Stock to be issued under the Plan are non-voting equity securities. The New Organizational Documents include provisions prohibiting the issuance of non-voting equity securities. Thus, the requirements of 11 U.S.C. § 1123(a)(6) are satisfied.

(vii) Selection of Officers and Directors — 11 U.S.C. § 1123(a)(7). In the Plan Supplement, the Debtor has properly and adequately disclosed the identity and affiliations of all individuals proposed to serve on or after the Effective Date as officers or directors of the Reorganized Debtor (subject to replacement or removal in accordance with the terms of the New Organizational Documents), and the manner of selection and appointment of such individuals is consistent with the interests of holders of Claims and Equity Interests and with public policy and, accordingly satisfies the requirements of 11 U.S.C. § 1123(a)(7).

(viii) Additional Plan Provisions — 11 U.S.C. § 1123(b). The Plan’s additional provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

(ix) Compliance with Fed. R. Bankr. P. 3016. The Plan is dated and identifies the entities submitting it, thereby satisfying Fed. R. Bankr. P. 3016(a). The filing of the Disclosure Statement with the Court satisfies Fed. R. Bankr. P. 3016(b). Further, the Plan and Disclosure Statement describe in specific and conspicuous language all acts to be enjoined and identify the entities that are subject to the injunction, satisfying Fed. R. Bankr. P. 3016(c) to the extent applicable.

(x) Compliance with Fed. R. Bankr. P. 3017. The Debtor has given notice of the Confirmation Hearing as required by
Fed. R. Bankr. P. 3017(d) and the Disclosure Statement Order. The solicitation materials prescribed by the Disclosure Statement Order were transmitted to Creditors entitled to vote on the Plan in accordance with Fed. R. Bankr. P. 3017(d).

(xi) Compliance with Fed. R. Bankr. P. 3018. The solicitation of votes to accept or reject the Plan satisfies
Fed. R. Bankr. P. 3018. The Plan was transmitted to all Creditors entitled to vote on the Plan, sufficient time was prescribed for such Creditors to accept or reject the Plan, and the solicitation materials used and solicitation procedures followed comply with 11 U.S.C. §§ 1125 and 1126, thereby satisfying the requirements of Fed. R. Bankr. P. 3018.

L. Debtor’s Compliance with Bankruptcy Code — 11 U.S.C. § 1129(a)(2). The Debtor has complied with the applicable provisions of the Bankruptcy Code, thereby satisfying 11 U.S.C. § 1129(a)(2).

M. Plan Proposed in Good Faith — 11 U.S.C. § 1129(a)(3). The Debtor has proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying 11 U.S.C. § 1129(a)(3). The Court has examined the totality of the circumstances surrounding the formulation of the Plan and the evidence submitted in connection with the Confirmation Hearing. The Plan has been accepted by the requisite Holders of Claims entitled to vote on the Plan and such acceptance evidences the informed judgment of Creditors that the Plan is in their best interests. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtor’s Estate and to effectuate a distribution of such value to Creditors. The Plan was negotiated in good faith and at arms’ length among representatives of the Debtor and the Creditors’ Committee. Therefore, the Plan has been proposed in good faith, as such term is used in Section 1129(a)(3) of the Bankruptcy Code.

N. Payments for Services or Costs and Expenses — 11 U.S.C. § 1129(a)(4). All payments made or to be made by the Debtor or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, have been approved by, or are subject to the approval of, the Court as reasonable, thereby satisfying 11 U.S.C. § 1129(a)(4).

O. Directors, Officers and Insiders — 11 U.S.C. § 1129(a)(5). The Debtor has complied with 11 U.S.C. § 1129(a)(5). The identity and affiliations of the persons that will serve as initial directors of the Reorganized Debtor as of the Effective Date of the Plan have been fully disclosed in the Plan Supplement. The election or appointment to, or continuance in, such offices of such persons is consistent with the interests of holders of Claims against and Equity Interests in the Debtor and with public policy. The replacement or removal of the initial directors and officers of the Reorganized Debtor shall be subject to the terms of the New Organizational Documents. The identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of such insider’s compensation have also been fully disclosed, to the extent applicable and presently determinable.

P. No Rate Changes — 11 U.S.C. § 1129(a)(6). No governmental regulatory commission has jurisdiction over the rates of the Debtor. Therefore, 11 U.S.C. § 1129(a)(6) is not applicable to confirmation of the Plan.

Q. Best Interests of Creditors — 11 U.S.C. § 1129(a)(7). The Plan satisfies 11 U.S.C. § 1129(a)(7). The liquidation analysis attached as Exhibit C to the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an Impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code on such date. Thus, the “best interest of creditors” test is clearly satisfied.

R. Acceptance or Rejection by Certain Classes — 11 U.S.C. § 1129(a)(8). Class 1 is a Class of Unimpaired Claims that is conclusively presumed to have accepted the Plan under 11 U.S.C. § 1126(f). Classes 2, 3, 4, 5 and 6 are Impaired and have voted to accept the Plan. Class 7 is not entitled to receive or retain any property under the Plan and, therefore, is deemed to have rejected the Plan pursuant to 11 U.S.C. § 1126(g). The Plan is confirmable because the Plan satisfies 11 U.S.C. § 1129(b) with respect to those Classes of Claims and Equity Interests.

S. Treatment of Administrative Expense and Priority Tax Claims — 11 U.S.C. § 1129(a)(9). The Plan provides for treatment of Administrative Expense Claims and Priority Tax Claims in the manner required by Section 1129(a)(9) of the Bankruptcy Code. With respect to Professional Claims, the Plan provides that any Professional asserting a Professional Claim for services rendered before the Effective Date shall (i) file and serve on the Reorganized Debtor and such other Entities who are designated by the Bankruptcy Rules, this Confirmation Order, the Interim Compensation Order, or other Order of the Bankruptcy Court a final application for allowance of such Professional Claim no later than forty-five (45) days after the Effective Date and, (ii) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court within ten (10) days after the entry of a Final Order with respect to such Professional’s final fee application.

T. Acceptance by Impaired Class — 11 U.S.C. § 1129(a)(10). All Classes of Impaired Claims entitled to vote have voted to accept the Plan in accordance with 11 U.S.C. § 1126(e). To the Debtor’s knowledge, such accepting Classes do not contain insiders whose votes have been counted. Therefore, the requirement of 11 U.S.C. § 1129(a)(10) that at least one Class of Claims against the Debtor that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, has been satisfied.

U. Feasibility — 11 U.S.C. § 1129(a)(11). The projections set forth in Exhibit C to the Disclosure Statement and other evidence proffered or adduced by the Debtor at the Confirmation Hearing with respect to feasibility (i) are persuasive and credible, (ii) have not been controverted by other evidence or challenged in any objection, and (iii) establish that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtor. Based upon the foregoing, the Court finds that the Debtor has satisfied the requirements of 11 U.S.C. § 1129(a)(11).

V. Payment of Fees — 11 U.S.C. § 1129(a)(12). All fees payable under 28 U.S.C. § 1930 on or before the Effective Date, as determined by the Court, have been paid or will be paid on the Effective Date pursuant to Section 13.3 of the Plan, thus satisfying the requirements of 11 U.S.C. § 1129(a)(12).

W. Retiree Benefits — 11 U.S.C. § 1129(a)(13). The Debtor is not obligated to provide any retiree benefits, as such term is defined in section 1114 of the Bankruptcy Code. As a result, no such benefits are required to be continued under the Plan, and the Plan accordingly satisfies section 1129(a)(13) of the Bankruptcy Code.

X. Domestic Support Obligations — 11 U.S.C. § 1129(a)(14). The Debtor is not required by a judicial or administrative order, or by statute, to pay domestic support obligations. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable to this Chapter 11 Case.

Y. Debtor is not an Individual — 11 U.S.C. § 1129(a)(15). The Debtor is not an individual, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable to this Chapter 11 Case.

Z. Transfers of Property — 11 U.S.C. § 1129(a)(16). The Debtor is a moneyed, business or commercial corporation, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable to this Chapter 11 Case.

AA. Fair and Equitable; No Unfair Discrimination as to Rejecting Class — 11 U.S.C. § 1129(b). Class 7 is an Impaired Class of Equity Interests that is deemed to have rejected the Plan pursuant to 11 U.S.C. § 1126(g). The Plan does not discriminate unfairly and is fair and equitable with respect to Class 7 and any other Class that has rejected the Plan, if any, as required by 11 U.S.C. § 1129(b)(1). Thus, the Plan may be confirmed notwithstanding the Debtor’s failure to satisfy 11 U.S.C. § 1129(a)(8). Upon confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of such rejecting Class.

BB. Only One Plan — 11 U.S.C. § 1129(c). Other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Case. Accordingly, the requirements of 11 U.S.C. § 1129(c) have been satisfied.

CC. Principal Purpose — 11 U.S.C. § 1129(d). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of the application of Section 5 of the Securities Act of 1933, thereby satisfying the requirements of 11 U.S.C. § 1129(d).

DD. No Objection to Disposition of Contracts and Leases. No party to an executory contract or unexpired lease to be assumed by the Debtor pursuant to the Plan or rejected by the Debtor pursuant to the Plan has objected to the assumption or rejection thereof.

EE. No Liquidation. Because the Plan does not provide for the liquidation of all or substantially all of the property of the Estate and the Reorganized Debtor will engage in business following consummation of the Plan, 11 U.S.C. § 1141(d)(3) is not applicable.

FF. Burden of Proof. The Debtor, as proponent of the Plan, has met its burden of proving the elements of 11 U.S.C. §§ 1129(a) and (b) by a preponderance of the evidence.

GG. Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation set forth in 11 U.S.C. § 1129.

HH. Good Faith. The Debtor will be acting in good faith if it proceeds to (i) consummate the Plan, and (ii) take the actions authorized and directed by this Order.

II. Reduction of Stay Period. There is cause to shorten the 14-day stay of effectiveness under Bankruptcy Rule 3020(e) because Creditors are benefited by having the Effective Date occur as soon as possible so that distributions may occur promptly.

JJ. The USA Objection. For the reasons set forth on the record at the Confirmation Hearing and subject to the limitations set forth below in this section JJ, the USA Objection is overruled on the merits, the Court having determined that (i) the principal purpose of the Plan is not tax avoidance or evasion and (ii) the Debtor, as a holding company and through its ownership interests in MIC, has conducted more than an insignificant amount of active trade or business from the Petition Date through and including the Effective Date, provided, however, that as set forth on the record at the Confirmation Hearing, the USA and the Debtor have agreed that the issues raised by the USA in Sections II and III of the USA Objection shall be, and hereby are, preserved for consensual resolution or further adjudication (if not consensually resolved) at a future date.

KK. The UST Objection. For the reasons set forth on the record at the Confirmation Hearing, the UST Objection is overruled on the merits, the Court having determined that (i)(a) the Plan does not provide for the liquidation of all or substantially all of the property of the Estate, and (b) the Reorganized Debtor will continue to engage in business after consummation of the Plan, and (ii) confirmation of the Plan is not likely to be followed by a liquidation, or the need for further financial reorganization, of the Debtor or the Reorganized Debtor.

LL. The Class 7 Objections. Based on the record of the Confirmation Hearing, the Class 7 Objections are overruled on the merits.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. Confirmation of Plan. The Plan is approved and confirmed under 11 U.S.C. § 1129. All objections and responses to, and statements and comments regarding, the Plan, to the extent not already withdrawn, waived, settled or resolved pursuant to representations on the record at the Confirmation Hearing, shall be, and hereby are, overruled on the merits.

2. Incorporation of Terms and Provisions of Plan. The terms and provisions of the Plan are incorporated by reference into and are an integral part of this Confirmation Order. Each term and provision of the Plan is valid, binding and enforceable as though fully set forth herein. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent. The failure specifically to include or reference any particular term or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such term and provision, it being the intent of the Court that the Plan be confirmed in its entirety.

3. Binding Effect. Effective on the Effective Date, and except as expressly provided in this Confirmation Order, the Plan and its provisions shall be binding upon the Debtor, the Reorganized Debtor, any individual or entity acquiring or receiving property or a distribution under the Plan and any holder of a Claim against or Equity Interest in the Debtor, including all governmental entities, whether or not the Claim or Equity Interest of such holder is Impaired under the Plan and whether or not such holder has accepted the Plan. To the extent provided by 11 U.S.C. §§ 1123(a) and 1142(a) and the provisions of this Confirmation Order, the Plan, Plan Documents and all other Plan-related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

4. Application of Absolute Priority Rule. The Plan satisfies the requirements of 11 U.S.C. § 1129(b) with respect to the deemed rejecting Class 7. Therefore, the cancellation of the Equity Interests in Class 7 is approved.

5. Continued Corporate Existence and Vesting of Assets. On and after the Effective Date, the Reorganized Debtor will continue to exist as a separate corporation and shall retain all of the powers of a corporation under applicable non-bankruptcy law, and without prejudice to any right to amend its charter, dissolve, merger or convert into another form of business entity, or to alter or terminate its existence. Except as otherwise provided in the Plan, on the Effective Date, all property of the Estate, excluding Creditor Cash and the New Common Stock, shall vest in the Reorganized Debtor, free and clear of all Claims, Liens, charges, other encumbrances and interests. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Court or Bankruptcy Rules. The Reorganized Debtor may take such actions, and instruct its subsidiaries to take such actions, as necessary to cause or facilitate the distribution of Creditor Cash to Holders of Claims.

6. Retained Causes of Action and Resolution of Disputed Claims. Unless a Cause of Action of the Debtor (including the right to object to any Claim asserted against the Estate) has been or is, in writing, expressly waived, relinquished, released, assigned, compromised, or settled in the Plan, an agreement entered into by the Debtor during the Chapter 11 Case, or in a Final Order, all rights of the Estate from and after the Effective Date with respect to the Causes of Action are expressly preserved for the benefit of, assigned to, and fully vested in, the Reorganized Debtor. For the avoidance of doubt, any and all rights of the Estate with respect to the QBE Claim and any and all potential Causes of Action with respect thereto are fully preserved and shall vest in the Reorganized Debtor upon the Effective Date. On or after the Effective Date, except as provided for in the MIC Agreements (as defined below), the Plan or herein, the Reorganized Debtor shall have and shall retain any and all rights and defenses that the Debtor had with respect to any Claim, except with respect to any Claim deemed Allowed as of the Effective Date. From and after the Effective Date, the Reorganized Debtor may settle or compromise any Disputed Claim without further notice to or action, order or approval of the Bankruptcy Court; provided, however, with respect to any tax claim, the Reorganized Debtor shall provide MIC with at least ten (10) business days’ advance written notice of any such settlement or compromise.

7. Reservation of Rights. Notwithstanding anything herein or in the Plan or any other document implementing the Plan to the contrary, nothing in this Confirmation Order, the Plan, or the Disclosure Statement, or in any document authorized by the Plan or this Confirmation Order, shall alter, amend, modify, limit, discharge, enjoin, preclude, impair or otherwise affect any rights, remedies, debts, setoffs, recoupments, releases, claims, causes of action or obligations of the Debtor, the Reorganized Debtor, MIC or the Receiver arising under or related to the Settlement Order, the Arizona Court Order, the Stipulation, any of the Ancillary Agreements (as defined in the Stipulation), the Ancillary Letter (as defined in the Stipulation), the Ancillary Issues Stipulation or the 401(k) Agreement (collectively, the “MIC Agreements”), including, but not limited to, any claim or cause of action for breach of contract and specific performance thereof, all of which shall remain in full force and effect upon and after entry of this Confirmation Order and shall be binding upon and enforceable against the Debtor, its estate and the Reorganized Debtor according to their terms.

8. Discharge of Claims and Termination of Equity Interests. Pursuant to and to the fullest extent permitted by Bankruptcy Code section 1141(d), and except as otherwise provided in the Plan or this Confirmation Order, all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any nature whatsoever against the Debtor or any of its assets or properties and, regardless of whether any property will have been abandoned by Order of the Bankruptcy Court, retained, or distributed pursuant to the Plan on account of such Claims; and upon the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, (i) the Debtor will be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in Section 502 of the Bankruptcy Code, whether or not (A) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (C) the Holder of a Claim based upon such debt accepted the Plan, and (ii) all Equity Interests will be terminated. As of the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, all Persons will be precluded from asserting against the Debtor or the Reorganized Debtor, any other or further Claims, debts, rights, Causes of Action, liabilities, or Equity Interests relating to the Debtor based upon any act, omission, transaction, or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as otherwise provided in the Plan or this Confirmation Order, this Confirmation Order will be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Equity Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest.

9. Injunction. Except as otherwise expressly provided in the Plan or this Confirmation Order, on the Effective Date, pursuant to Section 1141(d) of the Bankruptcy Code, all Entities who have held, hold or may hold Claims, rights, Causes of Action, liabilities or any Equity Interests based upon any act or omission, transaction or other activity of any kind or nature related to the Debtor or the Chapter 11 Case that occurred prior to the Effective Date, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Equity Interest, and any successors, assigns or representatives of such Entities, shall be precluded and permanently enjoined on and after the Effective Date from (a) the enforcement, attachment, collection or recovery by any manner of means of any judgment, award, decree or Order with respect to any Claim, Equity Interest or any other right or claim against the Debtor, or any assets of the Debtor which such Entities possessed or may possess prior to the Effective Date, (b) the creation, perfection or enforcement of any encumbrance of any kind with respect to any Claim,

Equity Interest or any other right or claim against the Debtor or any assets of the Debtor which they possessed or may possess prior to the Effective Date, (c) asserting any right of setoff against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest, and (d) the assertion of any Claims or Equity Interests that are released hereby. In the event any Person or Entity takes any action that is prohibited by, or is otherwise inconsistent with the provisions of this injunction, the Plan or this Confirmation Order, then, upon notice to the Bankruptcy Court by an affected party, the action or proceeding in which the Claim of such Person or Entity is asserted will automatically be transferred to the Bankruptcy Court or the District Court for enforcement of the Plan. In a successful action to enforce the injunctive provisions of Section 12.2 of the Plan in response to a willful violation thereof, the moving party may seek an award of costs (including reasonable attorneys’ fees) against the non-moving party, and such other legal or equitable remedies as are just and proper, after notice and a hearing. Notwithstanding the foregoing nor anything to the contrary in the Plan or Confirmation Order to the contrary, the rights of the Internal Revenue Service to effectuate any rights of setoff or recoupment that may be available to it under non-bankruptcy law with respect to claims arising post-petition, if any such rights exist, and any party’s right to contest such asserted rights, are fully preserved.

10. Approval of Releases by the Debtor. The releases set forth in Section 12.3 of the Plan are hereby approved, as modified herein. Except as expressly provided in the Plan or this Confirmation Order, upon the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor Releasees are released by the Debtor, the Estate and the Reorganized Debtor from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims or Causes of Action asserted on behalf of the Debtor, the Estate, or the Reorganized Debtor, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that the Debtor or the Estate, or any Person claiming derivatively through or on behalf of the Debtor or the Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Equity Interest or other Person, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Estate, the conduct of the Debtor’s business, or the Plan (other than the rights of the Debtor and the Reorganized Debtor to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), except for acts constituting fraud, willful misconduct or gross negligence as determined by Final Order.

11. Approval of Releases by Holders of Claims (Third Party Release). The releases set forth in Section 12.4 of the Plan are hereby approved, as modified herein. The term “Creditor Releasees” as defined in the Plan and this Confirmation Order shall be, and hereby is, modified to mean “(i) the Debtor’s current and former directors, officers, employees, advisors, attorneys, professionals, and agents (but solely in their respective capacities as such); and (ii) Creditors’ Committee, and any of its current members, advisors, attorneys or professionals (but solely in their respective capacities as such).” As of the Effective Date, to the fullest extent permitted under applicable law, for good and valuable consideration, the adequacy of which is hereby confirmed, each present and former holder of a Claim who voted in favor of the Plan and did not elect to opt-out of such releases are deemed to release and forever waive and discharge any and all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights to enforce the Debtor’s or the Reorganized Debtor’s obligations under any Order of the Bankruptcy Court, the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan against any Creditor Releasee, except for acts constituting fraud, willful misconduct or gross negligence as determined by a Final Order. Notwithstanding anything herein to the contrary, nothing in the Plan or this Confirmation Order releases, waives, discharges or otherwise affects (i) the right of the Debtor or the Reorganized Debtor to object to, or assert counterclaims regarding, any Claims filed by any current or former officers of the Debtor; or (ii) any claims or causes of action that are, or could be asserted by the plaintiff, MIC or any affiliate of MIC in Case No. RG12642872, currently pending in the Superior Court of the State of California for Alameda County.

12. Approval of Exculpation and Limitation of Liability. The exculpation and limitation of liability provisions provided in Section 12.5 of the Plan are approved as modified herein. Except as otherwise provided by the Plan or this Confirmation Order, on the Effective Date, the Debtor, the Creditors’ Committee, the Indenture Trustees, and each of their respective current or former members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders, successors and assigns shall be deemed released by each of them against the other, and by all holders of Claims or Equity Interests, of and from any claims, obligations, rights, Causes of Action and liabilities for any act or omission in connection with, or arising out of, the Chapter 11 Case, including, without limiting the generality of the foregoing, the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement related thereto, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan, except for acts or omissions which constitute fraud, willful misconduct or gross negligence as determined by Final Order, and all such Persons, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and under the Bankruptcy Code.

13. Except as otherwise expressly provided for in the MIC Agreements, the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order, including, but not limited to, the release and exculpation provisions set forth in Sections 12.3, 12.4 and 12.5 of the Plan and paragraphs 10, 11 and 12 of this Confirmation Order, shall (i) release, waive, impair or otherwise prejudice, in any way, the factual or legal basis on which the Debtor, Reorganized Debtor or Creditors’ Committee may object to any Claim, (ii) affect, in any way, any objection that has been filed or may be filed in the future to any Claim, or (iii) release, waive, impair or otherwise prejudice, in any way, any Cause of Action the Debtor, the Reorganized Debtor or the Creditors’ Committee may assert, including but not limited to Causes of Action under Chapter 5 of the Bankruptcy Code, against any Creditor or alleged Creditor whose Claim has been or may be the subject of a claim objection.

14. Cancellation of Prepetition Obligations and Interests. Pursuant to Section 5.9 of the Plan, on the Effective Date, except as otherwise provided in the Plan or in this Confirmation Order, the Indentures, the Senior Notes and the Subordinated Note and any other note, bond, indenture, or other instrument or document evidencing or creating any prepetition obligation or indebtedness of the Debtor be shall be deemed extinguished, cancelled and of no further force or effect and such prepetition obligation or indebtedness shall be terminated and discharged; provided, however, notwithstanding anything in this Confirmation Order to the contrary, the Indentures shall continue in effect for the purposes of: (a) permitting the Indenture Trustees to make the distributions to be made on account of Senior Notes Claims or Subordinated Note Claims, each as provided for in the Plan and in accordance with the Subordination Provisions and to have all the benefits of the protections and other provisions of the Indentures in doing so; (b) maintaining and enforcing the Indenture Trustees’ indemnities and the Subordination Provisions; (c) permitting the Indenture Trustees to assert, maintain and enforce their charging liens to the extent provided in the Indentures; (d) permitting the Indenture Trustees to exercise their rights and obligations relating to the interests of the holders of Senior Notes or Subordinated Notes, as applicable, and their relationship with such holders; and (e) allowing the Indenture Trustees to appear and be heard in the Chapter 11 Case.

15. Plan Implementation Authorization. The Debtor and the Reorganized Debtor, and their respective directors, officers, members, agents and attorneys, are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file or record any contract, instrument, release, lease, grant of security, indenture or other agreement or document, including, without limitation, the Plan Documents and all other documents referenced in the Plan, as the same may be modified, amended and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate or further evidence the Plan in accordance with its terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Court. Any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law.

16. Specific Authorizations as to New Securities. On the Effective Date, the Reorganized Debtor is authorized to issue New Common Stock in accordance with the provisions of the Plan. Pending the occurrence of the Effective Date, the Debtor is authorized to take all actions as may be necessary to facilitate the issuance of New Common Stock as of the Effective Date, including, without limitation, paying any agreed fees and costs to any stock transfer agent. As detailed in the Disclosure Statement, the New Common Stock shall be subject to transfer restrictions to prevent an “ownership change” within the meaning of IRC Section 382 from occurring until certain conditions are satisfied.

17. Specific Authorizations as to Disbursing Agent. On the Effective Date or as soon as practicable thereafter, all distributions under the Plan shall be made by the Reorganized Debtor as Disbursing Agent or such other Entity designated by the Reorganized Debtor as a Disbursing Agent.

18. Governmental Approvals Not Required. To the extent provided in the Bankruptcy Code, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments or agreements, and any amendments or modifications thereto that are consistent with the Plan, the distribution of any property pursuant to the Plan, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto that are consistent with the Plan.

19. Exemption from Certain Taxes. Pursuant to Sections 106, 1141 and 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, and any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp or similar Tax. State and local governmental officials or agents are hereby directed to forego the collection of any such Tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

20. Section 1145 Exemption. Unless required by provision of applicable law, regulation, order, or rule, as of the Effective Date, the issuance of the New Common Stock in accordance with the Plan shall be authorized under Bankruptcy Code section 1145 without further act or action by any Entity.

21. Applicable Non-Bankruptcy Law. To the extent provided by 11 U.S.C. §§ 1123(a) and 1142(a), the provisions of this Confirmation Order, the Plan, or any other amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

22. Appointment of Directors. Pursuant to the Plan Supplement, the selection and appointment of the persons set forth therein to serve as to the New Board from and after the Effective Date as provided in the Plan is approved. On the Effective Date, the New Board shall remove and replace the existing officers of the Debtor unless otherwise agreed by the New Board and such officers.

23. Approval of Assumption or Assumption and Assignment of Contracts and Leases. Section 365 of the Bankruptcy Code has been satisfied and the Debtor has provided adequate assurance of future performance as required thereunder with respect to the executory contracts or unexpired leases to be assumed or assumed and assigned under the Plan. Except to the extent a timely objection has already been filed, each non-Debtor party to an executory contract or unexpired lease to be assumed pursuant to the Plan is deemed to have consented to the assumption of such executory contract or unexpired lease and the cure amount previously disclosed by the Debtor, and such parties are barred from asserting any additional amount on account of the Debtor’s cure obligations under section 365 of the Bankruptcy Code or otherwise from the Debtor, its Estate or the Reorganized Debtor prior to the Effective Date of the Plan. In addition, upon the Effective Date of the Plan, the counterparties to such executory contracts or unexpired leases shall be forever enjoined and barred from asserting any additional amount on account of the Debtor’s cure obligations under section 365 of the Bankruptcy Code or otherwise from the Debtor, its Estate or the Reorganized Debtor, and the Reorganized Debtor and the non-debtor party to such executory contracts or unexpired leases shall enjoy all of the rights and benefits under such assumed executory contracts or unexpired leases without the necessity of obtaining any party’s written consent to the Debtor’s assumption or assumption and assignment of such executory contracts or unexpired leases, and such counterparties are deemed to have waived any right to object, consent, condition or otherwise restrict the Debtor’s assumption or assumption and assignment of such executory contracts or unexpired leases. The Reorganized Debtor, except as otherwise agreed by the parties, will cure any and all undisputed defaults under any executory contract or unexpired lease that is assumed by the Reorganized Debtor pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. In the event there is a dispute as of the Effective Date regarding the amount required to cure defaults under any executory contract or unexpired lease that the Reorganized Debtor proposes to assume, the Reorganized Debtor shall have until 30 days after entry of a Final Order determining the amount, if any, of the Debtor or Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed by the parties, to determine whether to assume or reject the related executory contract or unexpired lease. In the event the Reorganized Debtor determines to assume the applicable executory contract or unexpired lease related to the disputed cure, such disputes shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtor or the Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

24. Approval of Rejection of Contracts and Leases. Except for any executory contracts or unexpired leases: (i) that are being assumed or assumed and assigned under the Plan as indicated in the Plan Supplement, (ii) that previously were assumed or rejected by an order of the Bankruptcy Court, pursuant to section 365 of the Bankruptcy Code, or (iii) as to which a motion for approval of the assumption or rejection of such contract or lease has been filed and served prior to confirmation, each executory contract and unexpired lease entered into by the Debtor prior to the Petition Date that has not been previously expired or terminated pursuant to its own terms shall be deemed rejected pursuant to section 365 of the Bankruptcy Code as of the Effective Date. This Confirmation Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Notwithstanding anything herein to the contrary, to the extent any insurance policy under which the insurer has a continuing obligation to pay the Debtor or a third party is held by the Bankruptcy Court to be an executory contract and is not otherwise assumed upon motion by a Final Order, such insurance policy will be treated as though it is an executory contract that is assumed pursuant to Section 365 of the Bankruptcy Code under the Plan.

25. Transfers by Debtor; Revesting of Assets. All transfers of property of the Estate made pursuant to the Plan and this Confirmation Order, including, without limitation, the distributions to holders of Allowed Claims to be made under Sections 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7 of the Plan, (a) are or will be (once made) legal, valid and effective transfers of property, (b) vest or will vest the transferees with good title to such property free and clear of all Claims, Equity Interests, Liens, charges or other encumbrances, except as expressly provided in the Plan or this Confirmation Order, (c) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable law, (d) do not and will not subject the Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor, transferee or stamp or recording tax liability and (e) are for good consideration and value. To the extent provided by U.S.C. §§ 1141(b) and (c), except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date, all property of the Estate, excluding Creditor Cash and the New Common Stock, shall vest in the Reorganized Debtor, free and clear of all Claims, Liens, charges, other encumbrances and interests; provided, however, that, as of the Effective Date, the Debtor’s interests in Homeowner Reward Co. (an Arizona corporation) shall be deemed abandoned and shall not revest in the Reorganized Debtor. Such revesting does not constitute a voidable transfer under the Bankruptcy Code or applicable nonbankruptcy law.

26. Effect of Conflict Between Plan and Confirmation Order. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence. In the event of an inconsistency between the Plan (not including Exhibits to the Plan) and the Exhibits to the Plan (as may be modified), the Exhibits to the Plan shall control.

27. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent Order of the Bankruptcy Court or any other court, in the absence of a stay of this Confirmation Order, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken in good faith under or in connection with the Plan prior to the Debtor’s receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, in the absence of a stay of this Confirmation Order, any such act or obligation incurred or undertaken in good faith pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

28. Authorization to Consummate Plan. Notwithstanding Fed. R. Bankr. P. 3020(e), this Confirmation Order shall take effect immediately upon its entry and the Debtor is authorized to consummate the Plan immediately after entry of this Confirmation Order and the satisfaction or waiver of all other conditions to the Effective Date of the Plan, in accordance with the terms of the Plan.

29. Distributions. Subject to the provisions of Rule 9010 of the Bankruptcy Rules, and except as otherwise provided in the Plan, distributions and deliveries to Holders of Allowed Claims shall be made at the address of each such Holder as set forth on the Schedules filed with the Bankruptcy Court, unless superseded by the address set forth on Proofs of Claim filed by such Holders, or at the last known address of such Holder if no Proof of Claim is filed or if the Debtor has been notified in writing of a change of address; provided, however, that distributions for the benefit of Holders of Senior Notes Claims and Subordinated Note Claims shall be made to the appropriate Indenture Trustee under the respective governing documents for such obligations. Each such Indenture Trustee shall, in turn, administer the distribution to the Holders of Allowed Claims in accordance with the Plan and the applicable Indentures. The Indenture Trustees shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise Ordered by the Bankruptcy Court. If a Holder holds more than one Claim in any one Class, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

30. Administrative Expense Claims Bar Date. Requests for the payment of Administrative Expense Claims other than Professional Claims must be filed and served on the Reorganized Debtor, its counsel and the United States Trustee no later than sixty (60) days after the Effective Date (the “Administrative Expense Claims Bar Date”). Holders of Administrative Expense Claims that are required to, but do not, file and serve a request for payment of such Claims by such date shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties and such Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be filed and served on the Reorganized Debtor and the requesting party no later than ninety (90) days after the Administrative Expense Claims Bar Date. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim previously Allowed by Final Order, including all Administrative Expense Claims expressly allowed under the Plan. Notwithstanding anything herein to the contrary, nothing in this Confirmation Order or the Plan shall impair the administrative priority or priority status, as applicable, afforded to claims under the Settlement Order or the Arizona Order and no request for payment of an Administrative Expense Claim needs to be filed with respect to any Claim of MIC or the Receiver arising under or related to the MIC Agreements. Amounts owed under the MIC Agreements shall constitute Allowed Administrative Expense Claims, without the need for any filing by MIC or the Receiver or any further Order of the Bankruptcy Court. The Debtor and/or the Reorganized Debtor, as applicable, shall pay to MIC and/or the Receiver, as applicable, in the ordinary course of business, any amounts owed, and shall perform any obligations owed, under the MIC Agreements without further Order of the Bankruptcy Court.

31. Professional Claims. Any Professional asserting a Professional Claim for services rendered before the Effective Date shall (i) file and serve on the Reorganized Debtor and such other Entities who are designated by the Bankruptcy Rules, the Interim Compensation Order, or other Order of the Bankruptcy Court a final application for the allowance of such Professional Claim no later than forty-five (45) days after the Effective Date and, (ii) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court within ten (10) days after the entry of a Final Order with respect to such

Professional’s final fee application. Holders of Professional Claims that do not file and serve such application by the required deadline shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties, and such Claims shall be deemed discharged as of the Effective Date. Objections to Professional Claims shall be filed no later than thirty (30) days after such Professional Claims are filed.

32. Payment of Statutory Fees. On the Effective Date or as soon as practicable thereafter, the Disbursing Agent shall pay all U.S. Trustee Fees that are due and owing on the Effective Date. From and after the Effective Date, all fees payable pursuant to 28
U.S.C. § 1930 shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed, or closed, whichever occurs first.

33. Indenture Trustee Fees. The Debtor shall pay all invoiced fees and expenses of the Indenture Trustees on or prior to the Effective Date.

34. Allowed Amount of Senior Notes Claims. Notwithstanding anything to the contrary in the Plan or the Disclosure Statement, the Senior Notes Claims shall be Allowed in the aggregate amount of $691,064,166.66.

35. Modification to the Definition of “Creditor Cash”. The definition of “Creditor Cash” set forth in Exhibit A to the Plan, Definition Number 26, shall be and hereby is modified as follows: Creditor Cash: The Cash and cash equivalents available to the Reorganized Debtor on the Effective Date, excluding the Post-Confirmation Administrative Costs, after payment of Allowed Administrative Expense Claims, Allowed Professional Compensation Claims, Allowed Priority Tax Claims, U.S. Trustee Fees, Allowed Indenture Trustee Fees, Allowed Priority Non-Tax Claims, Allowed Secured Claims and Allowed Convenience Claims, for payment of Allowed General Unsecured Claims, Allowed Senior Notes Claims and Allowed Subordinated Note Claims. Creditor Cash includes any Cash and cash equivalents held by the Principal Regulated Reinsurance Subsidiaries and any Tax Refunds.

36. Dissolution of the Creditors’ Committee. On the Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon its members, Professionals, and agents shall be released from any further authority, duties, obligations, and responsibilities in the Chapter 11 Case and under the Bankruptcy Code; provided, however, that, following the Effective Date, the Creditors’ Committee shall (i) continue to have standing and a right to be heard with respect to (a) Claims and/or applications for compensation by Professionals and requests for allowance of Administrative Expenses, including, but not limited to, filing Professional Claims in accordance with Section 2.3 of the Plan; (b) any appeals of this Confirmation Order that remain pending as of the Effective Date; and (ii) continue to respond to creditor inquiries for one hundred twenty (120) days following the Effective Date.

37. Notice of Entry of Confirmation Order. No later than five (5) Business Days following the date of entry of this Confirmation Order, the Debtor shall serve notice of the entry of this Confirmation Order pursuant to Fed. R. Bankr. P. 2002(f)(7), 2002(k) and 3020(c) on all holders of Claims and Equity Interests, the U.S. Trustee, and the parties named on the 2002 Service List, by causing notice substantially in the form attached hereto as Exhibit A to be delivered to such parties by first-class mail, postage prepaid. No further notice of the entry of this Confirmation Order shall be required.

38. Notice of Effective Date. Within five (5) Business Days following the occurrence of the Effective Date, the Reorganized Debtor shall file notice of the Effective Date with the Court and serve a copy of such notice on the parties named on the 2002 Service List maintained in this case.

Dated: July 25, 2013
Wilmington, Delaware	/s/ Brendan L. Shannon
Brendan L. Shannon
United States Bankruptcy Judge

EXHIBIT A

NOTICE OF ENTRY OF CONFIRMATION ORDER

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: THE PMI GROUP, INC., a Delaware Corporation,[1] Debtor.	) ) ) ) ) ) )	Chapter 11 Case No. 11-13730 (BLS)

NOTICE OF ENTRY OF ORDER CONFIRMING

FIRST AMENDED PLAN OF REORGANIZATION OF THE PMI GROUP, INC.

PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. On July 25, 2013, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [Docket No.    ] (the “Confirmation Order”), confirming the First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. 882] (including all exhibits thereto and as may be amended, modified or supplemented from time to time, the “Plan”) dated June 5, 2013, in the Chapter 11 Case of the above-captioned debtor and debtor in possession (the “Debtor”). Unless otherwise defined in this notice (the “Notice”), capitalized terms and phrases used herein shall have the meanings ascribed to such terms and phrases in the Plan or the Confirmation Order, as applicable. This Notice is intended solely to provide notice of entry of the Confirmation Order, and it does not, and shall not be construed, to limit, modify or interpret any provisions of the Confirmation Order. The following paragraphs identify some of the provisions of the Confirmation Order for the convenience of parties in interest; however, parties in interest should refer to the full text of the Confirmation Order and should not rely on the summary below.

2. Copies of the Confirmation Order may be obtained by contacting the Debtor’s Claims and Voting Agent either by mail at PMI Ballot Processing, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245, or by phone at (866) 381-9100. In addition, copies of the Confirmation Order can be accessed (i) free of charge via the Claims and Voting Agent’s case-designated website at http://www.kccllc.net/PMI, (ii) during regular business hours at the office of the Clerk of the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801, or (iii) at the Court’s website at http://www.deb.uscourts.gov.

3. The Plan will become effective in accordance with its terms on the date on which all conditions to the Effective Date of the Plan as set forth in Section 9.2 of the Plan have been

[1]	The last four digits of the Debtor’s federal tax identification number are 9675. The Debtor’s mailing address is P.O. Box 830, Alamo, California 94507 (Attn: David W. Prager).

satisfied or waived as provided in section 9.3 of the Plan. The Debtor shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court, mail a copy thereof to all parties who have filed requests for notice in this Chapter 11 Case pursuant to Bankruptcy Rule 2002, and post a copy at http://www.kccllc.net/PMI.

4. Any Professional asserting a Professional Claim for services rendered before the Effective Date shall (i) file and serve on the Reorganized Debtor and such other Entities who are designated by the Bankruptcy Rules, the Interim Compensation Order, or other Order of the Bankruptcy Court a final application for the allowance of such Professional Claim no later than forty-five (45) days after the Effective Date and, (ii) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court within ten (10) days after the entry of a Final Order with respect to such Professional’s final fee application. Holders of Professional Claims that do not file and serve such application by the required deadline shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties, and such Claims shall be deemed discharged as of the Effective Date. Objections to Professional Claims shall be filed no later than thirty (30) days after such Professional Claims are filed.

5. Requests for the payment of Administrative Expense Claims other than Professional Claims must be filed and served on the Reorganized Debtor, its counsel and the United States Trustee no later than sixty (60) days after the Effective Date (the “Administrative Expense Claims Bar Date”). Holders of Administrative Expense Claims that are required to, but do not, file and serve a request for payment of such Claims by such date shall be forever barred, estopped, and enjoined from asserting such Claims against the Debtor, the Reorganized Debtor, or their assets or properties and such Claims shall be deemed discharged as of the Effective Date. Objections to such requests, if any, must be filed and served on the Reorganized Debtor and the requesting party no later than ninety (90) days after the Administrative Expense Claims Bar Date. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim previously Allowed by Final Order, including all Administrative Expense Claims expressly allowed under the Plan.

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6. If the rejection of an executory contract or unexpired lease by the Debtor pursuant to the Plan results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed Proof of Claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or agents, successors, or assigns, including, without limitation, the Debtor and the Reorganized Debtor, unless a Proof of Claim is filed with the Bankruptcy Court and served upon attorneys for the Debtor or the Reorganized Debtor, as the case may be, on or before thirty (30) days after the later to occur of (i) the Confirmation Date, and (ii) the date of entry of an Order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease.

Dated: , 2013 Wilmington, Delaware	YOUNG CONAWAY STARGATT & TAYLOR, LLP

Pauline K. Morgan (No. 3650)
Joseph M. Barry (No. 4221)
Kara Hammond Coyle (No. 4410)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

ATTORNEYS FOR DEBTOR
AND DEBTOR-IN-POSSESSION

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